CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the James Alpha Funds Trust d/b/a Easterly Funds Trust and to the use of our reports dated April 29, 2025 on the financial statements and financial highlights of the funds comprising of the James Alpha Funds Trust d/b/a Easterly Funds Trust appearing in Form N-CSR for the year ended February 28, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 27, 2025